Exhibit 99.2

Fleetwood Enterprises, Inc.
SUPPLEMENTAL OPERATING DATA
Quarter Ended July 27, 2008
(Unaudited)
(Dollars in thousands, except price per unit)

	Recreational Vehicle Group
	Motor	Travel	RV		Total	Housing			Company
	Homes	Trailers	Supply		RV Group	Group		Other	Total

Operating revenues	$121,809	$39,831	$5,620	(A)	$167,260	$122,652	(B)	$-	$289,912

Units sold	1,044	1,917	-		2,961	3,292
Single-sections						869
Multi-sections						1,824
Modulars						599
Class As	645
Class Cs	399
Conventional trailers		1,588
Fifth-wheel trailers		329

Average selling price per unit	$116,675	$20,778	NM		NM	$37,258

Gross profit percent	7.1%	8.7%	9.6%		7.2%	20.2%		NM	12.7%

Operating income (loss)	(16,068)	(5,648)	(2,093)		$(23,809)	$2,484		$(1,908)	$(23,233)

Operating margin	(13.2)%	(14.2)%	(37.2)%		(14.2)%	2.0%		NM	(8.0)%

Depreciation	$1,284	$190	$278		$1,752	$1,109		$973	$3,834

Capital expenditures (est.)	$1,229	$29	$170		$1,428	$427		$267	$2,122

(A)	RV Group excludes $4.1 million of intercompany sales.
(B)	Housing Group excludes $10.1 million of intercompany sales.
NM	Not meaningful.

Fleetwood Enterprises, Inc.
SUPPLEMENTAL OPERATING DATA
Quarter Ended July 29, 2007
(Unaudited)
(Dollars in thousands, except price per unit)

	Recreational Vehicle Group
	Motor	Travel	RV		Total	Housing			Company
	Homes	Trailers	Supply		RV Group	Group		Other	Total

Operating revenues	$273,681	$63,652	$6,755	(A)	$344,088	$144,234	(B)	$-	$488,322

Units sold	2,433	3,386	-		5,819	3,813
Single-sections						907
Multi-sections						2,658
Modulars						248
Class As	1,735
Class Cs	698
Conventional trailers		2,725
Fifth-wheel trailers		661

Average selling price per unit	$112,487	$18,799	NM		NM	$37,827

Gross profit percent	13.9%	(1.7)%	12.3%		11.5%	22.8%		NM	14.8%

Operating income (loss)	$9,003	$(7,425)	$305		$1,883	$5,475		$(1,665)	$5,693

Operating margin	3.3%	(11.7)%	4.5%		0.5%	3.8%		NM	1.2%

Depreciation	$1,398	$409	$347		$2,154	$1,339		$1,378	$4,871

Capital expenditures (est.)	$119	$379	$303		$801	$987		$295	$2,083

(A)	RV Group excludes $11.3 million of intercompany sales.
(B)	Housing Group excludes $15.9 million of intercompany sales.
NM	Not meaningful.

Fleetwood Enterprises, Inc.
SUPPLEMENTAL OPERATING DATA
Quarter Ended July 27, 2008
(Unaudited)
(Dollars in thousands)

	Recreational Vehicle Group
	Motor	Travel	RV		Housing
	Homes	Trailers	Supply	Total	Group

Number of facilities (A)	3	5	2	10	19

Capacity utilization	32%	34%	NM	NM	32%

Number of independent distribution points (B)	281	525	NM	NM	1,458

Backlog (units/floors)	233	477	NM	710	733

Backlog - sales value (C)	$27,185	$9,911	NM	$37,096	$17,293

Dealer inventories (units)	3,981	7,758	NM	NM	5,167

(A)	Number of active facilities at the end of the quarter.

(B)	Distribution points may represent multiple product types causing some duplication.

(C)	The number of units in the backlog multiplied by the average selling price.

NM	Not meaningful.

Fleetwood Enterprises, Inc.
SUPPLEMENTAL OPERATING DATA
Quarter Ended July 29, 2007
(Unaudited)
(Dollars in thousands)

	Recreational Vehicle Group
	Motor	Travel	RV		Housing
	Homes	Trailers	Supply	Total	Group

Number of facilities (A)	3	5	3	11	20

Capacity utilization	64%	53%	NM	NM	43%

Number of independent distribution points (B)	261	591	NM	NM	1,346

Backlog (units/floors)	1,060	955	NM	2,015	2,408

Backlog - sales value (C)	$119,236	$17,953	NM	$137,189	$54,980

Dealer inventories (units)	4,094	14,648	NM	NM	6,078

(A)	Number of active facilities at the end of the quarter.

(B)	Distribution points may represent multiple product types causing some duplication.

(C)	The number of units in the backlog multiplied by the average selling price.

NM	Not meaningful.